Exhibit 99.1

UNWIRED PLANET, INC. (FORMERLY OPENWAVE SYSTEMS INC.) ANNOUNCES THIRD

QUARTER FISCAL 2012 FINANCIAL RESULTS

REDWOOD CITY, CA – May 8, 2012 – Unwired Planet, Inc. (formerly Openwave Systems Inc.) (Nasdaq: OPWV), today announced financial results for the third fiscal quarter ended March 31, 2012. As a result of the Company’s announced intention to sell its product business, the results of the products businesses are consolidated and reported as discontinued operations.

“We established a strategic direction two quarters ago, and we rapidly executed on the plan to unlock the significant inherent value in our patent portfolio by separating the asset from the product businesses,” said Mike Mulica, chief executive officer of Unwired Planet. “We are now solely focused on enhancing shareholder value though our Intellectual property initiative.”

The company ended the quarter with $66.2 million in cash and investments, not including the proceeds from the subsequent sale of the product businesses to Marlin Equity Partners, completed on April 30, 2012. On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2012 was $9.5 million or $0.11 per share. On a non-GAAP basis, net loss for the third fiscal quarter ended March 31, 2012 was $4.7 million or $0.05 per share. Non-GAAP net loss excludes restructuring, costs associated with strategic alternatives, amortization of stock-based compensation, and discontinued operations.

A reconciliation between net loss and net loss per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its third quarter ended March 31, 2012. Interested parties may access the conference call over the Internet through Unwired Planet’s website at www.unwiredplanet.com or by telephone at (877) 941-4774 or (480)-629-9760 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4532657 #.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Unwired Planet’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet (NASDAQ: OPWV) is the inventor of the mobile internet. Unwired Planet established many of the foundational patents that allow mobile devices to connect to the Internet. Over the years, the company has amassed a patent portfolio of approximately 200 issued US and foreign patents and approximately 75 pending applications, many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging. Unwired Planet is headquartered in Silicon Valley, California.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

For more information please contact:

Investor Relations

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

Public Relations

Vikki Herrera

Unwired Planet

Vikki.Herrera@unwiredplanet.com

Tel: 650-480-6753

# # #

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2012	June 30, 2011
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$61,669	$81,213
Prepaid and other current assets	4,113	5,446
Current assets of discontinued operation	20,678	32,655

Total current assets	86,460	119,314

Property and equipment, net	853	513
Long-term investments	4,578	15,630
Deposits and other assets	192	2,794
Goodwill	267	267
Intangible assets, net	—	553
Noncurrent assets of discontinued operation	5,084	8,746

Total assets	$97,434	$147,817

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,390	$2,271
Accrued liabilities	7,397	5,249
Accrued settlement related to discontinued operations	—	12,000
Accrued restructuring costs	14,386	13,443
Current liabilities of discontinued operation	33,095	48,609

Total current liabilities	58,268	81,572
Accrued restructuring costs, less current portion	2,780	12,515
Deferred rent obligations and long-term taxes payable	1,005	1,415
Noncurrent liabilities of discontinued operation	4,788	9,370

Total liabilities	66,841	104,872

Stockholders’ equity	30,593	42,945

Total liabilities and stockholders’ equity	$97,434	$147,817

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Revenues:
Patents	$20	$5	$8	$15,046	$4,009

Total revenues	20	5	8	15,046	4,009

Operating Expenses:
Sales expense	—	375	—	375	—
Patent initiative expenses	3,470	3,272	974	8,466	1,700
General and administrative	2,157	1,351	1,694	5,217	4,429
Restructuring and other related costs	141	1,637	341	1,858	1,925

Total operating expenses	5,768	6,635	3,009	15,916	8,054

Operating loss from continuing operations	(5,748)	(6,630)	(3,001)	(870)	(4,045)
Interest and other income (expense), net	36	(309)	(467)	(211)	(220)

Net loss from continuing operations	(5,712)	(6,939)	(3,468)	(1,081)	(4,265)
Gain on sale of discontinued operation	5,161	—	—	5,161	2,236
Discontinued operations, net	(8,986)	(3,452)	(7,356)	(21,366)	(13,259)

Net loss	$(9,537)	$(10,391)	$(10,824)	$(17,286)	$(15,288)

Basic and diluted net loss per share from:
Continuing operations	$(0.07)	$(0.08)	$(0.04)	$(0.01)	$(0.05)
Discontinued operations	(0.04)	(0.04)	(0.09)	(0.19)	(0.13)

Net loss per share	$(0.11)	$(0.12)	$(0.13)	$(0.20)	$(0.18)

Shares used in basic and diluted net loss per share	86,146	85,594	84,761	85,740	84,365

Stock-based compensation by category: General and administrative	$894	$133	$102	$1,161	$291

	$894	$133	$102	$1,161	$291

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Reconciliation between GAAP and Non-GAAP net loss:
Net loss	$(9,537)	$(10,391)	$(10,824)	$(17,286)	$(15,288)
Exclude:
Restructuring costs	141	1,637	341	1,858	1,925
Stock-based compensation	894	133	102	1,161	291
Discontinued operations, net of tax	3,825	3,452	7,356	16,205	11,023
Realized losses and other-than-temporary impairments of investments	—	—	276	—	276

Non-GAAP net income (loss)	$(4,677)	$(5,169)	$(2,749)	$1,938	$(1,773)

GAAP net loss per share	$(0.11)	$(0.12)	$(0.13)	$(0.20)	$(0.18)
Exclude:
Restructuring costs	$—	$0.02	$—	$0.02	$0.02
Stock-based compensation	$0.01	$—	$—	$0.01	$—
Discontinued operations, net of tax	$0.05	$0.04	$0.09	$0.19	$0.13
Realized losses and other-than-temporary impairments of investments	$—	$—	$0.01	$—	$0.01

Non-GAAP net income (loss) per share	$(0.05)	$(0.06)	$(0.03)	$0.02	$(0.02)

Shares used in computing net income (loss) per share	86,146	85,594	84,761	86,652	84,365

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Operating activities:
Net loss	$(9,537)	$(10,391)	$(10,824)	$(17,286)	$(15,288)
Gain on sale of discontinued operation	(5,161)	—	—	(5,161)	(2,236)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	3,857	1,810	2,441	7,790	7,103
Non-cash restructuring charges	161	187	267	560	872
Provision for (recovery of) doubtful accounts	(58)	270	45	409	(168)
Other non-cash items, net	208	264	363	779	1,047
Realized losses and other-than-temporary impairments of investments	—	—	276	—	276
Changes in operating assets and liabilities	1,529	11,136	(4,042)	(10,302)	(8,965)

Net cash provided by (used for) operating activities	(9,001)	3,276	(11,474)	(23,211)	(17,359)

Investing activities:
Purchases of property and equipment, net	(27)	(141)	(533)	(523)	(3,169)
Payment of settlement related to discontinued operation	—	—	—	(12,000)	—
Sale of discontinued operation, net	5,161	—	—	5,161	2,236
Proceeds from sales and maturities of investments, net	(2,876)	6,760	10,594	10,322	10,447
Release of restricted cash and investments	—	—	141	—	357

Net cash provided by investing activities	2,258	6,619	10,202	2,960	9,871

Financing activities:
Net proceeds from issuance of common stock	517	175	454	811	1,276

Cash provided by financing activities	517	175	454	811	1,276

Net increase/(decrease) in cash and cash equivalents	(6,226)	10,070	(818)	(19,440)	(6,212)
Cash and cash equivalents at beginning of period	34,052	23,982	55,541	47,266	60,935

Cash and cash equivalents at end of period, including discontinued operations	$27,826	$34,052	$54,723	$27,826	$54,723